UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 23, 2010, NTS Realty Holdings Limited Partnership (the “Company”) announced that it completed the acquisition of a multifamily property located in Sanford, Florida (near Orlando, Florida in Seminole County), commonly known as Plantation Lakes Apartments (the “Property”).

As previously disclosed, the Company entered into an agreement on December 3, 2010 to acquire the Property.  On December 9, 2010, the Company formed LE Central Holdings, LLC (“LE Central”), a Delaware limited liability company and wholly owned subsidiary of the Company, and LE Central formed Lakes Edge Apartments, LLC (“Lakes Edge”), a Delaware limited liability company wholly owned by LE Central. Lakes Edge purchased the Property from CORAC, LLC, a Delaware limited liability company not affiliated with the Company.  LE Central will serve as the sole manager of Lakes Edge. Lakes Edge has appointed NTS Management Company, an affiliate of the Company, as the property manager for the Property.  The Company intends to market the Property as “Lakes Edge Apartments” on a going forward basis.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 2.01 disclosure by reference.  The applicable material contracts are also attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Purchase and Sale Agreement
	10.2	First Amendment to Purchase and Sale Agreement
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated December 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	December 27, 2010

3